Exhibit 99.13



     I, Jack Kessler, hereby consent to be named as a person to become a director of Abercrombie & Fitch Co. (the "Company"), in the Company's Registration Statement on Form S-4 (Reg. No. 333-46423) (including the amendments thereto) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                                   /s/ Jack Kessler
                                                   -------------------------
                                                   Name: Jack Kessler

Date: March 12, 1998